Exhibit 99.5

Dear Colleagues,

I am writing to share some important news about the future of [Company]. This morning, our parent company, Capital Southwest Corporation, announced plans to spin-off the majority of its industrial investments into an independent, publicly traded company. A press release announcing the news is attached.

Upon completion of the transaction, which is expected to occur by the end of the 3rd quarter of 2015, [Company] will be part of a newly formed industrial growth company that includes Jet-Lube, Inc. and The Whitmore Manufacturing Company. The size and scale of our combined company will allow it to thrive as a standalone public entity.

This strategic decision comes after Capital Southwest’s Board of Directors spent months considering how to best position these businesses for sustained growth over the long-term. Ultimately, it was determined that establishing a diversified industrial growth company with the appropriate corporate structure was the best way for each business to maximize its unique growth opportunities.

Capital Southwest’s Chairman and CEO, Joe Armes, will serve as Chairman and CEO of the new diversified industrial growth company, which will be named at a later date. It’s important to note that [Company] management structure will not change. Furthermore, today’s news will have no impact on our day-to-day operations. It will remain business as usual, which is why it’s important to remain focused on your daily responsibilities.

Once the transaction closes, the senior management team will work to systematically implement best practices across each business in areas such as strategy development, operating performance and measurement and capital investments. This new structure will make it easier for us to grow organically and through complementary acquisitions.

This development marks an exciting new chapter in [Company] history, which will help drive meaningful growth for our business. I know this is a lot of information to absorb, but I could not be more thrilled with the opportunities ahead. If you have any questions please feel free to contact me directly.

Thanks for your continued hard work and dedication to [Company] success.

Best regards,

[Company]

Required Legal Notices

Additional Information and Where to Find It
Capital Southwest intends to file with the SEC a proxy statement in connection with the proposed spin-off transaction. The definitive proxy statement will be sent or given to Capital Southwest shareholders and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPITAL SOUTHWEST AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Capital Southwest with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain, when available, free copies of the proxy statement at Capital Southwest’s website at www.capitalsouthwest.com by clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link or by contacting Capital Southwest by mail at Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas 75240, Attn: Corporate Secretary, or by telephone at 972-233-8242.

Participants in the Solicitation
Capital Southwest and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Capital Southwest shareholders in connection with the proposed transaction and may have direct or indirect interests in the proposed transaction. Information about Capital Southwest’s directors and executive officers is set forth in Capital Southwest’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on June 17, 2014, and its Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which was filed with the SEC on June 3, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Capital Southwest by contacting Corporate Secretary by mail at Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas  75240, Attn: Corporate Secretary, by telephone at 972-233-8242, or by going to Capital Southwest’s Investor Relations page on its corporate website at www.capitalsouthwest.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Capital Southwest will file with the SEC.